UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: December 17, 2008
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (440) 519-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 22, 2008, the Company announced that Peter J. Coleman — Executive Vice President of the Company, and Robert J. Bailey — Executive Vice President of the Company, left the Company after their positions were eliminated as part of a strategic realignment of the Company. Each of Messrs. Bailey and Coleman entered into a Non-Competition Agreement with the Company, effective as of February 25, 2000, as subsequently amended in 2003, pursuant to which the Company would continue to pay monthly base salary, target incentive and benefit coverage for twenty-four (24) months for each of Messrs. Coleman and Bailey.
     Mr. Bailey’s Non-Competition Agreement, as well as a Change of Control Agreement with Mr. Bailey were each included as Exhibit 10(w) and 10(x), respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 2001, and a single amendment to both of Mr. Bailey’s agreements was incorporated by reference to Exhibit 10(ee) to the Company’s Annual Report on Form 10-K for the year ended March 31, 2003. Mr. Coleman’s Change of Control Agreement, as well as a Non-Competition Agreement with Mr. Coleman were each included as Exhibit 10(y) and 10(z), respectively, to the Company’s Annual Report on Form 10-K for the year ended March 31, 2001, and a single amendment to both of Mr. Coleman’s agreements was incorporated by reference to Exhibit 10(ff) to the Company’s Annual Report on Form 10-K for the year ended March 31, 2003.
     By amendment to Mr. Bailey’s Non-Competition Agreement and Change of Control Agreement, dated December 17, 2008 (the “Bailey Amendment”), the Company terminated Mr. Bailey’s Change of Control Agreement. The Company also amended the severance payment terms of Mr. Bailey’s Non-Competition Agreement to comply with Section 409A of the Internal Revenue Code of 1986 to enable Mr. Bailey to avoid certain negative tax consequences that might otherwise be triggered by our payment of severance benefits to him. The Company extended the duration of the payment of Mr. Baileys’ severance benefits (without increasing those benefits) from twenty-four months to thirty-eight months and eleven days to enable Mr. Bailey to reach age 55 during the severance period so that he will be eligible to take early retirement benefits under the Company’s Supplemental Executive Retirement Plan (“SERP”). The SERP is a nonqualified defined benefit plan that the Company implemented on April 1, 2000. In return for these changes, Mr. Bailey has agreed not to compete with us for thirty-eight months and eleven days from October 21, 2008.
     The Bailey Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
     By amendment to Mr. Coleman’s Non-Competition Agreement and Change of Control Agreement, dated December 17, 2008 (the “Coleman Amendment”), the Company terminated Mr. Coleman’s Change of Control Agreement. The Company also amended the severance payment terms of Mr. Coleman’s Non-Competition Agreement to comply with Section 409A of the Internal Revenue Code of 1986 to enable Mr. Coleman to avoid certain negative tax consequences that might otherwise be triggered by our payment of severance benefits to him. In return for these changes, Mr. Coleman has agreed not to compete with us for twenty-four months from October 21, 2008.
     The Coleman Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.
     The description of the Bailey Amendment as set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Bailey Amendment filed as Exhibit 10.1 to this Form 8-K.
     The description of the Coleman Amendment as set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Coleman Amendment filed as Exhibit 10.2 to this Form 8-K.
Item 8.01. Other Events.
     The Annual Meeting of the Shareholders (the “Annual Meeting”) of Agilysys, Inc. (the “Company”) has been tentatively scheduled to occur in March 2009. As such, the date of the Annual Meeting will have changed by more than 30 days from the anniversary of the Company’s 2007 Annual Meeting. In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will consider shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the Annual Meeting to have been submitted in a timely fashion if such proposals are received by the Company no later than January 9, 2009. Such proposals should be delivered to the Company’s executive offices at 28925 Fountain Parkway, Solon, Ohio 44139 and directed to the attention of the Company’s Vice President and Corporate Counsel.
     In addition, in light of the foregoing and in accordance with Rule 14a-5(e)(2) and Rule 14a-5(f) under the Exchange Act, in order for shareholder proposals submitted outside of Rule 14a-8 in connection with the Annual Meeting to be considered “timely” for purposes of Rule 14(a)-4(c) under the Exchange Act, such proposals must be received by the Company no later than January 9, 2009. Such proposals should be delivered to the Company’s executive offices at 28925 Fountain Parkway, Solon, Ohio 44139 and directed to the attention of the Company’s Vice President and Corporate Counsel.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment to Change of Control Agreement and Non-Competition Agreement, between Agilysys, Inc. and Robert J. Bailey, effective December 17, 2008.

10.2	Amendment to Change of Control Agreement and Non-Competition Agreement, between Agilysys, Inc. and Peter J. Coleman, effective December 17, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kenneth J. Kossin, Jr.
Kenneth J. Kossin, Jr.
Senior Vice President and Chief Financial Officer

Date: December 23, 2008